Exhibit 4.21

AMENDMENT TO
AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT (this “Amendment”) to the Amended and Restated Registration Rights Agreement, dated as of September 17, 2007, among HD Supply Holdings, Inc. (formerly known as HDS Investment Holding, Inc.) (the “Company”) and the stockholders from time to time party thereto (the “Agreement”), is made and entered into effective as of this 2nd day of July, 2013, by the Company, the Bain Investors, the CD&R Investors and the Carlyle Investors.  All capitalized terms used herein but not defined herein shall have the meaning assigned to them in the Agreement, and, except as otherwise provided below, references herein to a specific Section or Schedule will refer, respectively, to the corresponding Section or Schedule of the Agreement.

WHEREAS, the Company, the Bain Investors, the CD&R Investors and the Carlyle Investors desire to amend the Agreement on the terms and subject to the conditions set forth herein.

WHEREAS, pursuant to Section 8(c) of the Agreement, this Amendment to the Agreement has been approved by Stockholders holding in excess of 50% of the outstanding Voting Securities of the Stockholders and has been unanimously approved by the Principal Investors.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants in the Agreement and hereinafter set forth, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.                                      Amendment to Definition of “Bain Investors”.  The definition of “Bain Investors” in Section 1 is hereby deleted in its entirety and replaced as follows:

“ “Bain Investors” means Bain and its Permitted Transferees.”

2.                                      Amendment to Definition of “Charitable Organization”.  The definition of “Charitable Organization” in Section 1 is hereby deleted in its entirety and replaced as follows:

“ “Charitable Organization” means a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.”

3.                                      Insertion of Definition of “Charitable Gifting Event”.  The following definition of “Charitable Gifting Event” is hereby inserted prior to the definition of “Charitable Organization” in Section 1:

“ “Charitable Gifting Event” means any transfer by a Holder of Registrable Securities, or any subsequent transfer by such Holder’s members, partners or other employees, in connection with a bona fide gift to any Charitable Organization made in connection with sales of Registrable Securities by a Holder pursuant to an effective registration statement.”

4.                                      Deletion of Definition of “Specified Non-Marketed Offering”.  The definition of “Specified Non-Marketed Offering” in Section 1 is hereby deleted in its entirety.

5.                                      Amendment to Section 2.  Section 2 is hereby deleted in its entirety and replaced as follows:

“2.                                Incidental Registrations.

(a)                                 Right to Include Registrable Securities.  If the Company proposes to register its Common Stock under the Securities Act (other than pursuant to a Registration Statement filed by the Company on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes or filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will, at each such time, give prompt written notice to all Holders of Registrable Securities of its intention to do so and of such Holders’ rights under this Section 2.  Upon the written request of any such Holder made within two days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), (ii) if such registration involves an underwritten offering, all Holders of Registrable Securities requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings and (iii) if such registration involves an IPO, the Coordination Committee shall have consented to the inclusion of Registrable Securities in such registration, in which case, subject to Section 2(b), all such Registrable Securities shall be eligible to participate in such registration.  If a registration requested pursuant to this Section 2(a) involves an underwritten public offering, any Holder of Registrable Securities requesting to be included in such registration may elect, in writing at least two business days prior to the effective date of the Registration Statement filed in connection with such registration, not to register such securities in connection with such registration.  The Company shall not be required to maintain the effectiveness of the Registration Statement for a registration requested pursuant to this Section 2(a) beyond the earlier to occur of (i) 180 days after the effective date thereof and (ii) consummation of the distribution by the Holders of the Registrable Securities included in such Registration Statement.  Any Holder of Registrable Securities who has previously elected to sell Registrable Securities in an underwritten offering pursuant to this Section 2 shall be permitted to withdraw from such registration (other than a registration that involves an IPO) by written notice to the Company if the price to the public at which such Registrable Securities are proposed to be sold will be less than 90% of the average closing price of the class of stock being sold in the offering during the 10 trading days preceding the date on which notice of such offering was given pursuant to this Section 2(a).

(b)                                 Priority in Incidental Registrations.  The Company shall use reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit Holders of Registrable Securities who have requested to include Registrable Securities in such offering to include in such offering all Registrable Securities so requested to be included on the same terms and conditions as any other shares of capital stock, if any, of the Company included in the offering.  Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering have informed the Company in writing that in its reasonable view the total number or dollar amount of securities that such Holders and the Company intend to include in such offering is such as to adversely affect the success of such offering, then the amount of securities to be offered for the account of Holders of Registrable Securities (other than the Company) shall, subject to the last paragraph of Section 4(s), be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters by first reducing, or eliminating if necessary, all securities of the Company requested to be included by the Holders of Registrable Securities requesting such registration pro rata among such Holders on the basis of the percentage of the Registrable Securities then held by such Holders (or by allocating such reduction among the Holders of Registrable Securities in such other manner as the underwriter or underwriters of such underwritten offering may require, provided that no such allocation may adversely affect THD or any MJ Investor relative to any Principal Investor or its Affiliates).”

6.                                      Amendment to Sections 3.  Section 3 is hereby deleted in its entirety and replaced as follows:

“3.                                Registration on Request.

(a)                                 Request by the Demand Party.  Subject to the following paragraphs of this Section 3(a) and to Section 3(h), (i) (A) on or before the third anniversary of the Closing Date, the Principal Investors, by unanimous approval, (B) after the third anniversary of the Closing Date, the Requisite Investors (so long as such Requisite Investors, together with their Affiliates, hold at least 20% of the issued and outstanding Common Stock) or (C) after the eighth anniversary of the Closing Date, any Principal Investor, together with its Affiliates, holding at least 20% of the issued and outstanding Common Stock, shall have the right to request that the Company conduct an IPO pursuant to and as provided in Section 3.6 of the Stockholders Agreement and (ii) following an IPO, a Principal Investor or Principal Investors shall have the right to require the Company to register, pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the number of Registrable Securities of such Principal Investor or Principal Investors and their Affiliates requested to be so registered pursuant to the terms of this Agreement, in each case by delivering a written notice to the Company (any such written notice, a “Demand Notice” and any such registration, a “Demand Registration”); provided that, unless consented to in writing by the Requisite Investors, the Company shall not be obligated to file a registration statement relating to any Demand Notice under this Section 3(a) within a period of 180 days after the effective date of any other Registration Statement relating to any Demand Notice under this Section 3(a).  Following receipt of a Demand Notice for a Demand Registration in accordance with this Section 3(a), the Company shall use its reasonable best efforts to file a Registration Statement as promptly as practicable and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

No Demand Registration shall be deemed to have occurred for purposes of the first sentence of the preceding paragraph if the Registration Statement relating thereto (i) does not become effective, (ii) is not maintained effective for the period required pursuant to this Section 3, or (iii) the offering of the Registrable Securities pursuant to such Registration Statement is subject to a stop order, injunction, or similar order or requirement of the SEC during such period.

Within two days after receipt by the Company of a Demand Notice in accordance with this Section 3(a), the Company shall give written notice (the “Notice”) of such Demand Notice to all other Holders of Registrable Securities and shall, subject to the provisions of Section 3(b) hereof, include in such registration all Registrable Securities with respect to which the Company received written requests for inclusion therein within two days after such Notice is given by the Company to such Holders.

All requests made pursuant to this Section 3 will specify the number of Registrable Securities to be registered and/or, in the case of an IPO, the number of shares of Common Stock (if any) to be issued, and the intended methods of disposition thereof.

The Company shall be required to maintain the effectiveness of the Registration Statement with respect to any Demand Registration for a period of at least 180 days after the effective date thereof or such shorter period during which all Registrable Securities included in such Registration Statement have actually been sold; provided, however, that such period shall be extended for a period of time equal to the period the Holder of Registrable Securities refrains from selling any securities included in such Registration Statement at the request of the Company or an underwriter of the Company pursuant to the provisions of this Agreement.

(b)                                 Priority on Demand Registration.  If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter or underwriters advise the Holders of such securities in writing that in its reasonable view the total number or dollar amount of Registrable Securities proposed to be sold in such offering (including, without limitation, securities proposed to be included by other Holders of securities entitled to include securities in such Registration Statement pursuant to incidental or piggyback registration rights) is such as to adversely affect the success of such offering, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities that in the opinion of such managing underwriter can be sold without adversely affecting such offering, and such number of Registrable Securities shall, subject to the last paragraph of Section 4(s), be allocated as follows (unless the underwriter requires a different allocation, provided that no such allocation may adversely affect THD or any MJ Investor relative to any Principal Investor or its Affiliates):

(i)                                     first, among the Holders of Registrable Securities requesting such registration (whether pursuant to a Demand Notice or pursuant to incidental or piggyback registration rights) pro rata on the basis of the percentage of Registrable Securities owned by each such Holder relative to the number of Registrable Securities owned by all such Holders until, with respect to each Holder, all Registrable Securities requested for registration by such Holders have been included in such registration; and

(ii)                                  second, the securities for which inclusion in such Demand Registration was requested by the Company.

(c)                                  Cancellation of a Demand Registration.  Holders of a majority of the Registrable Securities which are to be registered in a particular offering pursuant to this Section 3 shall have the right, prior to the effectiveness of the Registration Statement, to notify the Company that they have determined that the Registration Statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such Registration Statement.  Any Holder of Registrable Securities who has elected to sell Registrable Securities in an underwritten offering pursuant to this Section 3 (including the Holder who delivered the Demand Notice of such registration) shall be permitted to withdraw from such registration by written notice to the Company if the price to the public at which the Registrable Securities are proposed to be sold will be less than 90%

of the average closing price of the class of stock being sold in the offering during the 10 trading days preceding the date on which the Demand Notice of such offering was given pursuant to Section 3(a).

(d)                                 Postponements in Requested Registrations.  (i) If the Company shall at any time furnish to the Holders a certificate signed by its chairman of the board, chief executive officer, president or any other of its authorized officers stating that the filing of a Registration Statement with respect to Registrable Securities would require the disclosure of material information the disclosure of which would, in the good faith judgment of the Board of Directors of the Company, have a material adverse effect on the business, operations or prospects of the Company (including, without limitation, the ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction), the Company may postpone the filing (but not the preparation) of a Registration Statement required by this Section 3 for up to 45 days and (ii) if the Board of Directors of the Company determines in its good faith judgment, that the registration and offering otherwise required by this Section 3 would have an adverse effect on a then contemplated public offering of the Common Stock and if such registration and offering includes at least 90% of the Registrable Securities so requested to be included by the Principal Investors, the Company may postpone the filing (but not the preparation) of a Registration Statement required by this Section 3, during the period starting with the 30th day immediately preceding the date of the anticipated filing of, and ending on a date 90 days (or such shorter period as the managing underwriter may permit) following the effective date of, the Registration Statement relating to such other public offering; provided that the Company shall at all times in good faith use its reasonable best efforts to cause any Registration Statement required by this Section 3 to be filed as soon as possible and; provided, further, that the Company shall not be permitted to postpone registration pursuant to this Section 3(d) more than once in any 360 day period.  The Company shall promptly give the Holders requesting registration thereof pursuant to this Section 3 written notice of any postponement made in accordance with the preceding sentence.

(e)                                  Shelf-Take Downs.  At any time that a shelf registration statement covering Registrable Securities pursuant to Section 2 or Section 3 is effective, if any Principal Investor delivers a notice to the Company (a “Take-Down Notice”) (which shall be considered a registration upon request for purposes of Section 3(d)) stating that it intends to effect an underwritten offering of all or part of its Registrable Securities included by it on the shelf registration statement (a “Shelf Underwritten Offering”), then the Company shall amend or supplement the shelf registration statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering (taking into account the inclusion of Registrable Securities by any other holders pursuant to Section 3(b)).  In connection with any Shelf Underwritten Offering:

(i)                                     the Company shall also deliver the Take-Down Notice to all other Holders included on such shelf registration statement within two days and permit each Holder to include its Registrable Securities included on the shelf registration statement in the Shelf Underwritten Offering if such Holder notifies the Company within two business days after delivery of the Take-Down Notice to such Holder; and

(ii)                                  in the event that the underwriter advises such proposing Principal Investor and the Company in writing that in its reasonable view the total number or dollar amount of Registrable Securities proposed to be sold in such offering (including securities proposed to be included by other Holders of securities entitled to include securities in such take-down offering pursuant to Section 3(e)(i)) is such as to adversely affect the success of such offering, then the underwriter may, subject to the last paragraph of Section 4(s), limit the number of shares which would otherwise be included in such take-down offering in the same manner as described in Section 3(b) with respect to a limitation of shares to be included in a registration.

(f)                                   Registration Statement Form.  If any registration requested pursuant to this Section 3 which is proposed by the Company to be effected by the filing of a Registration Statement on Form S 3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten public offering, and if the managing underwriter shall advise the Company in writing that, in its reasonable opinion, the use of another form of Registration Statement is of material importance to the success of such proposed offering or is otherwise required by applicable law, then such registration shall be effected on such other form.

(g)                                  Selection of Underwriters.  The Company’s Coordination Committee exclusively shall negotiate agreements with the underwriters with regard to holdback and lock-up arrangements, provided that neither THD nor any MJ Investor shall be subject to any more restrictive holdback or lock-up arrangement than any of the Principal Investors or their Affiliates.  The Coordination Committee exclusively also shall select the lead managing underwriter in all underwritten offerings of the Company, including those made pursuant to Section 2 or Section 3 hereof, provided that if only one Principal Investor is participating in an underwritten offering, such Principal Investor shall select the managing underwriter.

(h)                                 Principal Investor Status.  Notwithstanding any other provision of this Agreement, references to any decision of the Requisite Investors or of the Principal Investors shall be subject to Section 2.8(c) of the Stockholders Agreement, which provisions describe the circumstances under which a Principal Investor may cease to have the right to participate in such decisions as a result of the failure to maintain the Minimum Percentage of the Company’s issued and outstanding Voting Securities.”

7.                                      Amendment to Sections 4(q) and 4(r).  Sections 4(q) and 4(r) are hereby deleted in their entirety and replaced as follows:

“(q)                           cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

(r)                                    otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the U.S. Securities Act and Rule 158 thereunder; and”

8.                                      Insertion of Section 4(s).  The following Section 4(s) is hereby inserted immediately following Section 4(r):

“(s)                             cooperate with the Holders with Registrable Securities subject to the Registration Statement and with the managing underwriter or agent, if any, to facilitate any Charitable Gifting Event and to prepare and file with the Commission such amendments and supplements to such registration statement and the Prospectus used in connection therewith as may be necessary to permit any such recipient Charitable Organization to sell in the public offering if it so elects.”

9.                                      Insertion of Paragraph at end of Section 4.  The following paragraph is hereby inserted at the end of Section 4:

“Notwithstanding any provision hereof to the contrary, to the extent that any pro rata or other allocation or reduction of Registrable Securities is required pursuant to Section 2(b), 3(b), 3(e) or any other section herein, (i) all shares transferred by a Holder of Registrable Securities to a Charitable Organization made in connection with the underwritten offering for which such pro rata or other allocation is required shall be included in the number of Registrable Securities deemed to be held by each Holder of Registrable Securities (or deemed to be included in such Holder’s request for inclusion of Registrable Securities) for purposes of calculating such Holder’s pro rata allocation or reduction in such underwritten offering and (ii)  the number of Registrable Securities that a Holder is otherwise entitled to include in such underwritten offering shall be reduced by the number of shares transferred by such Holder to a Charitable Organization made in connection with such underwritten offering.”

10.                               Amendment to Sections 5(a) and 5(b).  Sections 5(a) and 5(b) are hereby deleted in their entirety and replaced as follows:

“(a)                           Indemnification by the Company.  The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (each such person being referred to herein as a “Covered Person”), from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus, offering circular, or other document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company and relating to any action or inaction in connection with the related offering of Registrable Securities (without limitation of the preceding portions of this Section 5(a)) and will reimburse each such Covered Person, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss, provided that the Company will not be liable in any such case (x) to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Covered Person or underwriter, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information relating to such Holder furnished to the Company by such Covered Person for use therein or (y) if such untrue statement or omission is completely corrected in an amendment or supplement to the Prospectus prior to the time of sale and such Holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of Registrable Securities to the person asserting such Loss after the Company had furnished such Holder with a sufficient number of copies of the same a reasonable time prior to the time of sale (and the delivery thereof within a reasonable time after delivery of such copies to the Holder would have resulted in no such Loss).  It is agreed that the indemnity agreement contained in this Section 5(a) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b)                                 Indemnification by Holder of Registrable Securities.  The Company may require, as a condition to including any Registrable Securities in any Registration Statement filed in accordance with Section 4 hereof, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities to indemnify, to the fullest extent permitted by law, severally and not jointly with any other Holders of Registrable Securities, the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and all other prospective sellers, from and against all Losses arising out of or based on any untrue statement of a material fact contained in any such Registration Statement, Prospectus, offering circular, or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will (without limitation of the portions of this Section 5(b)) reimburse the Company, such directors, controlling persons and prospective sellers for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information relating to such Holder furnished to the Company by such Holder for inclusion in such Registration Statement, Prospectus, offering circular or other document; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of such Holder of Registrable Securities shall be limited to the net proceeds received by such selling Holder from the sale of Registrable Securities covered by such Registration Statement.”

11.                               Amendment to Section 5(d).  Section 5(d) is hereby deleted in its entirety and replaced as follows:

“(d)                           Contribution.  If the indemnification provided for in this Section 5 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 5(d), an Indemnifying Party that is a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the amount that such Indemnifying Party has otherwise been, or would otherwise be, required to pay pursuant to Section 5(b) by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are more favorable to the Holders than the foregoing provisions, the provisions in the underwriting agreement shall control.”

12.                               Amendment to Section 8(b).  Section 8(b) is hereby deleted in its entirety and replaced as follows:

“(b)                           Holdback Agreement.  In consideration for the Company agreeing to its obligations under this Agreement, each Holder agrees in connection with any registration of the Company’s securities (whether or not such Holder is participating in such registration) upon the request of the Company and the underwriters managing any underwritten offering of the Company’s securities not to effect any public sale or distribution of Registrable Securities, including, but not limited to, any sale pursuant to Rule 144, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, or enter into any swap or other arrangement that transfers to another Person any of the economic consequences of ownership of, any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company without the prior written consent of the Company or such underwriters, as the case may be, during the Holdback Period, provided that nothing herein will prevent any Holder that is a partnership or corporation from making a transfer to an Affiliate that is otherwise in compliance with applicable securities laws and, if applicable, the Stockholders Agreement, so long as any such transferee agrees to be so bound.  Notwithstanding the foregoing, such agreement shall not apply to (i) distributions-in-kind to a Holder’s partners or members or (ii) transfers by any Holder in connection with a Charitable Gifting Event.

If any registration pursuant to Section 3 of this Agreement shall be in connection with any underwritten public offering, the Company will not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than a registration statement (A) on Form S 4, Form S 8 or any successor forms thereto or (B) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan) for its own account, during the Holdback Period.”

13.                               Amendment to Section 8(e).  Section 8(e) is hereby deleted in its entirety and replaced as follows:

“(e)                            Notices.  All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of a facsimile (receipt confirmation requested), and shall be directed to the address set forth below (or at such other address or facsimile number as such party shall designate by like notice):

(i)                                     if to the Company, to:

HD Supply Holdings, Inc.
3100 Cumberland Blvd
Suite 1480
Atlanta, GA  30339
Attention:  General Counsel
Fax: (770) 852-9466

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention:  Paul S. Bird, Esq.

                   Steven J. Slutzky, Esq.
Fax:  (212) 909-6836

(ii)                                  if to a Bain Investor, to:

Bain Capital, LLC
745 5th Avenue
New York, NY 10151
Attention:  Stephen M. Zide
Fax:  (212) 421-2225

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
One International Place
Boston, MA  02110
Attention:  Newcomb Stillwell
                   Thomas Holden
Fax:  (617) 951-7050

(iii)                               if to a Carlyle Investor, to:

The Carlyle Group
1001 Pennsylvania Avenue, NW
Suite 220 South
Washington, DC  20004-2505
Attention:  Brian Bernasek
Fax:  (202) 347-1818

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
555 Eleventh Street, NW
Suite 1000
Washington, DC  20004-1304
Attention:  Daniel T. Lennon, Esq.
                   David S. Dantzic, Esq.
Fax:  (202) 637-2201

(iv)                              if to a CD&R Investor, to:

Clayton, Dubilier & Rice, LLC
375 Park Avenue
18th Floor
New York, New York  10152
Attention: Theresa Gore
Fax:  (212) 407-5252

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention:  Paul S. Bird, Esq.
                   Steven J. Slutzky, Esq.
Fax:  (212) 909-6836

(v)                                 if to any other Stockholder, to the address of such other Stockholder as shown in the stock record book of the Company.”

14.                               No Modification.  On and after the effective date of this Amendment each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment.  The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect in accordance with its terms, and except as expressly set forth in this Amendment no other amendment or modification to the Agreement is agreed to or implied.

15.                               Governing Law; Jurisdiction and Forum; Waiver of Jury Trial. (a) This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed and to be performed wholly within such State and without reference to the choice-of-law principles that would result in the application of the laws of a different jurisdiction.

(b) Each party to this Amendment irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in such district any suit, action or other proceeding arising out of or relating to this Amendment, and hereby irrevocably agrees that all claims in respect of such suit, action or proceeding may be heard and determined in such court. Each party to this Amendment hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such suit, action or other proceeding. The parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any suit, action or other proceeding contemplated above shall be  conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

(c) EACH PARTY TO THIS AMENDMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AMENDMENT, OR ANY OTHER AMENDMENTS EXECUTED IN CONNECTION HEREWITH OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN. NO PARTY TO THIS AMENDMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AMENDMENT OR ANY RELATED INSTRUMENTS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AMENDMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AMENDMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 3. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

16.                               Counterparts.  This Amendment may be executed and delivered (including by facsimile or pdf transmission) in one or more counterparts, and by each party hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth in the first paragraph hereof.

HD SUPPLY HOLDINGS, INC.

By:	/s/ Ricardo J. Nunez
	Name:	Ricardo J. Nunez
	Title:	Senior Vice President, General Counsel and
Corporate Secretary

[Signature Page to Registration Rights Agreement Amendment]

CLAYTON, DUBILIER & RICE FUND VII, L.P.

By:	CD&R Associates VII, Ltd.,
its general partner

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer and
Assistant Secretary

CD&R PARALLEL FUND VII, L.P.

By:	CD&R Parallel Fund Associates VII, Ltd.,
its general partner

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer and
Assistant Secretary

[Signature Page to Registration Rights Agreement Amendment]

CLAYTON, DUBILIER & RICE FUND VII
(CO-INVESTMENT), L.P.

By:	CD&R Associates VII (Co-Investment), Ltd.,
its general partner

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer and
Assistant Secretary

[Signature Page to Registration Rights Agreement Amendment]

Carlyle Partners V, L.P.

By:	TC Group V, L.P., its general partner
By:	TC Group V, L.L.C., its general partner

By:	/s/ Brian Bernasek
	Name:	Brian Bernasek
	Title:	Managing Director

Carlyle Partners V-A, L.P.

By:	TC Group V, L.P., its general partner
By:	TC Group V, L.L.C., its general partner

By:	/s/ Brian Bernasek
	Name:	Brian Bernasek
	Title:	Managing Director

CP V Coinvestment A, L.P.

By:	TC Group V, L.P., its general partner
By:	TC Group V, L.L.C., its general partner

By:	/s/ Brian Bernasek
	Name:	Brian Bernasek
	Title:	Managing Director

[Signature Page to Registration Rights Agreement Amendment]

CP V Coinvestment B, L.P.

By: TC Group V, L.P., its general partner
By: TC Group V, L.L.C., its general partner

By:	/s/ Brian Bernasek
	Name:	Brian Bernasek
	Title:	Managing Director

[Signature Page to Registration Rights Agreement Amendment]

BAIN CAPITAL INTEGRAL INVESTORS 2006, LLC

By: Bain Capital Investors, LLC, its administrative member

By:	/s/ Stephen M. Zide
Name: Stephen M. Zide
Title: Managing Director

[Signature Page to Registration Rights Agreement Amendment]